                                                                   Exhibit 3.107



                        [SEAL OF THE STATE OF DELAWARE]


                                     STATE
                                       OF
                                    DELAWARE


                          OFFICE OF SECRETARY OF STATE

I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Amendment filed in this office on March 19, 1982


                                           /s/ MICHAEL HARKINS
                                           -------------------------------------
            [SEAL OF                       Michael Harkins, Secretary of State
      DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE           BY: /s/ M. MILES
           DELAWARE]                           ---------------------------------

                                           DATE: January 18, 1989
                                                --------------------------------

                                                               REC M129 Page 923

                            [STATE OF DELAWARE SEAL]
                               State of Delaware
                          Office of SECRETARY OF STATE

     I Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of certificate of Incorporation of the "U.S. HEALTH & RECREATION, INC.", as received and filed in this office the twenty-seventh day of March, A.D. 1979, at 10 o'clock am.

     In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-seventh day of March in the year of our Lord one thousand nine hundred and seventy-nine.

                              /s/ Glenn C. Kenton
                          ----------------------------
                      Glenn C. Kenton. Secretary of State


                          -----------------------------
                          Assistant Secretary of State
                              RECEIVED FOR RECORD
                                  MAR 30 1979
                          LEO J. DUNGAN, Jr., Recorder

                                                                           FILED
                                                                 MAR 19 1982 9AM
                                                                 GLENN C. KENTON
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OR INCORPORATION

                                      ****

     U.S. Health and Recreation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of U.S. Health and Recreation, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "One" so that, as amended said Article shall be and read as follows:

          "The name of this corporation shall be U.S. Health, Inc."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, U.S. Health and Recreation, Inc., has caused its corporate seal to be hereunto fixed and this certificate to be signed by its President and its Secretary, this 15th day of January, 1982.




                                        BY: /s/ [ILLEGIBLE]
                                        ----------------------------------
                                                President



(CORPORATE SEAL)




                                        BY: /s/ [ILLEGIBLE]
                                        ----------------------------------
                                               Secretary

ATTEST:

                                                               REC M129 PAGE 923


                           [STATE OF DELAWARE LOGO]
                                     STATE
                                       OF
                                    DELAWARE
                          Office of SECRETARY OF STATE

I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "U.S. HEALTH & RECREATION, INC.", as received and filed in this office the twenty-seventh day of March, A.D. 1979, at 10 o'clock a.m.


In Testimony Whereof, I have hereunto set my hand and official seal at Power this twenty-seventh day of March in the year of our Lord one thousand nine hundred and seventy-nine.

                                        /s/ Glenn C. Kenton
                                        ----------------------------------
                                        Glenn C. Kenton, Secretary of State



                                        /s/ [ILLEGIBLE]
                                        ----------------------------------
                                        Assistant Secretary of State

                                                               REC M129 PAGE 918

                          CERTIFICATE OF INCORPORATION

                                       OF

                         U.S. HEALTH & RECREATION, INC.

                        _______________________________


     FIRST: The name of this corporation is U.S. HEALTH & RECREATION, INC.

     SECOND: The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, and County of New Castle. The name of its Registered Agent at such address is the Corporation Trust Company.

     THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares which this corporation shall have authority to issue is TEN MILLION FIVE HUNDRED THOUSAND (10,500,000) shares divided into two classes, namely, Preferred Stock and Common Stock. The number of shares of Preferred Stock which this corporation is authorized to issue is FIVE HUNDRED THOUSAND (500,000) without par value and the number of shares of Common Stock which this corporation is authorized to issue is TEN MILLION (10,000,000) shares of the par value of TWENTY-FIVE CENTS ($.25).

     There is hereby expressly granted to the Board of Directors of the corporation, the power and authority to issue the Preferred Stock as a class without series, or if so determined from time to time, in one or more series, and to fix the qualifications, limitations or restrictions thereof with respect to the Preferred Stock authorized herein in a resolution or resolutions adopted by the Board of Directors providing for the issue of said stock.

     The Board of Directors is further authorized to provide that the Preferred Stock, when issued, may be convertible into or exchangeable for shares of any other class or classes of stock of the corporation or of any series of the same at such price or prices or rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors as hereinabove provided.

     Each and every resolution adopted by the Board of Directors providing for the issuance of the Preferred Stock as a class or in series within such class from time to time shall be, under certificate of the proper officers of the corporation, filed with the Secretary of State of Delaware and a certified copy thereof shall be recorded in the same manner as certificates of incorporation are required to be filed and recorded.

     FIFTH:    The number of the authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

                                                               REC M129 PAGE 920

     SIXTH: The name and mailing address of the Incorporator is as follows:

                         William H. Uffelman
                         1206 Farmers Bank Building
                         Tenth and Market Streets
                         Wilmington, Delaware 19801

     SEVENTH: The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

          Name                               Mailing Address
          ----                               ---------------

Frank Bond                                   300 East Joppa Street
                                             Towson, Maryland 21204

John C. Moore, III                           300 East Joppa Street
                                             Towson, Maryland 21204

Donald A. Goldman                            300 East Joppa Street
                                             Towson, Maryland 21204

Jimmy D. Johnson                             912 Venice Drive
                                             Silver Spring, Maryland 20904

Herbert W. Marache, Jr.                      Moseley, Hallgarten & Estabrook
                                             1 New York Plaza
                                             New York, New York 10004

Raymond M. Blank                             1219 South Charles Street
                                             Baltimore, Maryland 21230

Aaron Rubin                                  Fruitledge Road
                                             Brookville, New York 11545

David Friedman                               703 Hutchison Drive
                                             Blacksbury, Virginia 24060

Norman Polovoy                               110 Swanhill Court
                                             Pikesville, Maryland 21218

                                                               REC M129 PAGE 921

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate, and do certify that the facts stated are true; and I have accordingly hereunto set my Hand.



                                            /s/ W.H. Uffelman
                                        ----------------------------------
                                              William H. Uffelman

In the presence of:

STATE OF DELAWARE:
                 : SS.
NEW CASTLE COUNTY:                                             REC M129 PAGE 922

     BE IT REMEMBERED, that on this 26th day of March A.D., 1979, personally appeared before me, the Subscriber, a Notary Public for the State and County aforesaid, WILLIAM H. UFFELMAN, party to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to him the contents of said Certificate, he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed, and deposed that the facts therein stated were truly set forth.

     GIVEN under my Hand and Seal of office the day, month and year aforesaid.


                                               /s/ [ILLEGIBLE]
                                               --------------------------------
                                                  Notary Public